CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying amended annual report on Form 10-KSB of Roanoke Technology Corp. for the period ended October 31, 2003, David L. Smith, Chief Executive Officer and Chief Financial Officer of Roanoke Technology Corp. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such amended annual Report on Form 10-KSB for the period ended October 31, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such amended annual Report on Form 10-KSB for the period ended October 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of Roanoke Technology Corp..

A signed original of this written statement required by Section 906 has been provided to Roanoke Technology Corp. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.


ROANOKE TECHNOLOGY CORP.

Dated:  February 17, 2004

/s/ David L. Smith
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David L. Smith Chief Executive Officer,
Chief Financial Officer